Exhibit 99.2

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Private Offering of $200 Million of Convertible Senior Notes due 2026

AUSTIN, TX (June 4, 2019)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced that it intends to offer, subject to market conditions and other factors, $200 million aggregate principal amount of convertible senior notes due 2026 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant a 13-day option to the initial purchasers to purchase up to an additional $30 million aggregate principal amount of Convertible Notes.

The Convertible Notes will be unsecured, unsubordinated obligations of the Company and are expected to pay interest semiannually. The Convertible Notes will mature on June 1, 2026, unless repurchased or converted in accordance with their terms prior to such date. Prior to March 1, 2026, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions. The Convertible Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial conversion rate, interest rate and other terms of the Convertible Notes will be determined at the time of pricing in negotiations with the initial purchasers of the Convertible Notes.

In connection with the offering, the Company intends to enter into privately negotiated capped call transactions with option counterparties that may include one or more of the initial purchasers or their affiliates. The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the convertible notes sold in the offering. If the initial purchasers exercise their option to purchase additional notes, the Company may enter into additional capped call transactions with the option counterparties. The capped call transactions are generally expected to reduce potential dilution to Q2’s common stock upon conversion of the convertible notes and/or offset any cash payments Q2 is required to make in excess of the principal amount of converted notes, as the case may be.

The Company intends to use a portion of the net proceeds of the offering to pay the cost of the capped call transactions. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions; however, the Company has not designated any specific uses and has no current agreements with respects to any material acquisition or strategic transactions. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds to fund the cost of entering into additional capped call transactions. Any remaining net proceeds from the sale of additional notes will be used for general corporate purposes.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates (i) expect to purchase shares of the Company’s common stock and/or enter into derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Convertible Notes and (ii) may modify their hedge positions by entering into or unwinding derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of the Company’s common stock.

Concurrently with the offering of notes, the Company and a selling stockholder are offering an aggregate of 2,150,000 shares of the Company’s common stock in an underwritten public offering. The Company also intends to grant the underwriters a 30-day option to purchase up to an additional 322,500 shares of the Company’s common stock. The notes offering is not contingent upon the concurrent public offering of common stock, and the concurrent public offering of common stock is not contingent upon the notes offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will offer the notes or consummate the offering; the anticipated terms of the notes and the use of the net proceeds from the offering; and whether the capped call transactions will become effective. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

About Q2 Holdings, Inc.

Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey—helping our customers unlock new opportunities, grow their businesses and improve efficiencies.

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 682-4463
emma@redfancommunications.com	josh.yankovich@q2ebanking.com

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